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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 July 21, 1998


                            INTERWEST BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                   WASHINGTON
                 (State or other jurisdiction of incorporation)


             0-26632                                91-1691216
     (Commission File Number)             IRS Employer Identification No.


                            275 S.E. Kittitas Way
                             Oak Harbor, WA 98227
             (Address of principal executive offices)  (zip code)


      Registrant's telephone number, including area code: (360) 679-4181



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ITEM 5 - OTHER EVENTS

     On July 21, 1998, the Board of Directors of InterWest Bancorp, Inc. ("InterWest") declared a three-for-two stock dividend payable on August 17, 1998, to shareholders of record on August 3, 1998.

     InterWest previously filed a Registration Statement on Form S-4 that was declared effective on July 16, 1998 to register shares of its common stock that will be issued to shareholders of Kittitas Valley Bancorp, Inc. ("Kittitas") pursuant to a Plan and Agreement of Merger dated April 20, 1998 (the "Agreement"), whereby Kittitas will merge with and into InterWest.

     Shareholders of Kittitas will vote on the Merger at a Special Meeting of Shareholders to be held on August 24, 1998. In connection with the upcoming meeting, a Proxy Statement/Prospectus dated July 16, 1998 was distributed to Kittitas shareholders. Since the InterWest dividend was declared after the Proxy Statement/Prospectus was printed, the parties deemed it prudent to include a letter to Kittitas shareholders that will accompany the Proxy Statement/Prospectus advising the Kittitas shareholders of the InterWest dividend and the effect that the dividend will have on the merger exchange ratio. A copy of that letter is attached to this Report as Exhibit 99.1.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits:

          99.1   Letter to Kittitas Shareholders dated July 22, 1998

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  July 23, 1998


                             INTERWEST BANCORP, INC.


                             By  H. Glenn Mouw
                                 --------------------------------------------
                                 H. Glenn Mouw
                                 Executive Vice President and Chief Financial
                                 Officer

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